Exhibit 1.2
                             REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT dated May 8, 1998, by and between AN-CON GENETICS, INC., a Delaware corporation having its principal office at 7100 30th Avenue North, St. Petersburg, Florida ("An-Con"), and MAXXIM MEDICAL, INC., a Delaware corporation having its principal office at 10300 49th Street North, Clearwater, Florida 33762 ("Maxxim").
                                                 W I T N E S S E T H:

     WHEREAS, An-Con and Maxxim have entered into that certain Asset Purchase Agreement dated the date hereof (the "Purchase Agreement") pursuant to which An-Con has issued and delivered to Maxxim a Convertible Promissory Note (the "Note") which Note is convertible into shares of Common Stock of An-Con, par value $.001 per share (the "An-Con Shares"), all as more fully set forth in the Note;

     WHEREAS, it is a condition precedent to Maxxim entering into the Purchase Agreement that it receive registration rights for the An-Con Shares; and

     WHEREAS, it is the intent of the parties hereto that the registration rights granted to Maxxim herein shall be entitled to at least equal rights and priorities with respect to the registration of the registrable shares granted to
(i) Advanced Refractory Technologies, Inc ("ART") pursuant to that certain Registration Rights Agreement dated as of February 9, 1998 between An-Con and ART (the "ART Registration Rights Agreement") and (ii) the stockholders of An-Con (the "Stockholders") pursuant to that certain Registration Rights Agreement dated February 9, 1998 between An-Con and the Stockholders (the "Stockholders' Registration Rights Agreement").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (each individually, a "Party" and collectively, the "Parties") hereby agree as follows:
                                    ARTICLE 1
                                   DEFINITIONS

     1.1 Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

     a. "Affiliate" of a Party means any Person (as hereinafter defined) which Controls (as hereinafter defined), is Controlled by, or is under common Control with, such Party.

     b. "Applicable Law" means any and all applicable laws, rules, regulations, statutes, orders and ordinances of any Government Authority (as hereinafter defined).

     c. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     d. "Fair Market Value" for An-Con Shares as of a particular date means the closing sale price for one (1) share of An-Con Shares as reported on the primary securities exchange on which such shares are listed or, in the event such shares are not listed on any securities exchange, the last reported sale price on the NASDAQ National Market System ("NASDAQ/NMS") or, in the event no such reported sale takes place on the day subject to determination of the Fair Market Value, the average of the reported closing bid and asked prices on such securities exchange or NASDAQ/NMS, or, in the event such shares are not listed on any securities exchange or quoted on the NASDAQ/NMS, the average of the bid and asked prices for the immediately preceding forty-five (45) days as quoted on the NASDAQ Small Cap Market, or in the event such shares are not quoted on the NASDAQ Small Cap Market, the average of the bona fide independent bid prices for the immediately preceding forty-five (45) days as reported in the NASDAQ
Bulletin  Board,  or in the event  such  shares are not  reported  in the NASDAQ
Bulletin Board, the average of the bona fide independent bid prices for the immediately preceding forty-five (45) days reported in the "over-the-counter" market in the "pink sheets" published by the National Quotation Bureau, Inc., or in the event such shares are not so listed, quoted or included, the Fair Market Value as established by the good faith determination of any nationally recognized firm of certified public accountants selected by Maxxim.

     e. "Government Authority" means any foreign, federal, state, local or other government, government agency or authority or quasi-governmental body, or any entity exercising any executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any arbitrator and any government department, board, commission, court or tribunal.

     f.  "Person"   means  any   individual,   proprietorship,   joint  venture,
corporation,   partnership,   limited  liability   company,   limited  liability
partnership, trust, unincorporated organization or Government Authority.

     g. "Prospectus" means any prospectus which is a part of a Registration Statement, together with any and all amendments and supplements thereto.

     h. "Registrable Stock" means: (i) the An-Con Shares, (ii) any other securities issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any An-Con Shares including, without limitation, any security received in consideration of any such shares in a merger, combination or transaction with a similar economic effect.

     i. "Registration Statement" means a registration statement filed with and declared effective by the Securities and Exchange Commission ("SEC"), pursuant to the Securities Act of 1933, as amended ("Securities Act").

                                    ARTICLE 2
                               REGISTRATION RIGHTS

           2.1 Demand Registration Rights. Subject to the terms and conditions hereof, if at any time Maxxim shall decide, in Maxxim's sole discretion, to cause the sale or other disposition of shares of Registrable Stock, then Maxxim shall give written notice to An-Con of the desired sale or other disposition, which notice shall specify the number of shares of Registrable Stock to be sold or disposed of and shall request that An-Con prepare and file a Registration Statement under the Securities Act covering such shares of Registrable Stock (each individually, a "Demand Registration", and collectively, the "Demand Registrations"). An-Con shall cause an appropriate Registration Statement covering such shares of such Registrable Stock to be filed with the SEC and to become effective as soon as reasonably practicable and to remain effective until the completion of the sale or other disposition of the shares of Registrable Stock included in such Registration Statement. (The holders whose shares of Registrable Stock are included in a Registration Statement are hereinafter occasionally referred to as the "Selling Stockholders"). An-Con shall not be obligated to file more than two (2) Registration Statements pursuant to this Section 2. 1.

         2.2 "Piggy-back" Registration. Subject to the terms and conditions hereof, if An-Con at any time proposes or is required to register any of its securities under the Securities Act on a form which permits inclusion of the shares of Registrable Stock, An-Con shall, at such time, give written notice to Maxxim of its intention (or such demand or requirement) to do so. Upon the written request of Maxxim, given within twenty (20) business days after their receipt of such notice, An-Con shall use its best efforts to cause all shares of Registrable Stock which Maxxim shall have requested be included in such registration, to be registered under the Securities Act to the extent required to permit the sale or other disposition of the shares of Registrable Stock so registered.

         2.3 Registration Procedures. Whenever An-Con is required by the provisions of this Agreement, or otherwise proposes, to effect the registration of any shares of Registrable Stock under the Securities Act, An-Con shall, as expeditiously as reasonably practicable:

                  a. prepare and file with the SEC a Registration Statement with respect to such shares of Registrable Stock and use its best efforts to cause such Registration Statement to become and remain effective for a period of not less than one (1) year or for such longer period as any shares of Registrable Stock continue to be held by Maxxim or any of its Affiliates; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, An-Con shall furnish to Maxxim or such Affiliates copies of all such documents proposed to be filed, which documents shall be subject to the review and approval of such Persons and their respective counsel;

                  b. prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than one (1) year or for such longer period as any shares of Registrable Stock continue to be held by Maxxim or any of its Affiliates as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares of Registrable Stock owned by such Person and covered by such Registration Statement during such period in accordance with the intended method or methods of disposition set forth in such Registration Statement;

                  c. furnish to Maxxim or any of its Affiliates such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in the Registration Statement and such other documents as such Persons may reasonably request in order to facilitate the sale or other disposition of the shares of Registrable Stock owned by such Persons and covered by such Registration Statement;

                  d. use its best efforts to register or qualify all shares of Registrable Stock owned by Maxxim or any of its Affiliates and covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as such Persons shall reasonably request, and use its best efforts to do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such Persons to consummate the sale or other disposition of shares of Registrable Stock covered by such Registration Statement in such jurisdictions;

                  e. notify Maxxim or its Affiliates at any time when a Prospectus relating to the shares of Registrable Stock owned by such Persons and covered by such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and prepare a supplement or amendment to such Prospectus so that as thereafter delivered to the purchasers of the shares of Registrable Stock covered by such Registration Statement, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

                  f. cause all such shares of Registrable Stock owned by Maxxim or any of its Affiliates and covered by such Registration Statement to be approved for inclusion in The NASDAQ Stock Market or to be listed on each securities exchange or other national securities market on which securities of the same class are then listed;

                  g. provide a transfer agent and registrar (which may be the same entity as the transfer agent) for the shares of Registrable Stock owned by Maxxim or any of its Affiliates not later than the effective date of such Registration Statement covering such shares of Registrable Stock;

                  h. upon execution of reasonably requested confidentiality agreements, make available for inspection by Maxxim or any of its Affiliates, any underwriter participating in any sale or other disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Persons or such underwriter, all financial and other records and pertinent corporate documents of An-Con, and cause An-Con's officers, directors, agents, Affiliates and employees to supply all information reasonably requested by any such Person or any underwriter, attorney, accountant or other agent of any such Person in connection with such Registration Statement;

                  i. obtain a "cold comfort letter" from An-Con's independent public accountants and a legal opinion letter from An-Con's counsel in customary form and covering matters of the type customarily covered by "cold comfort letters" or legal opinion letters, as the case may be, as the underwriters or Maxxim or its Affiliates shall reasonably request; and

                  j. in the event a Registration Statement including any shares of Registrable Stock relates to an underwritten public offering, An-Con shall enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter of such offering.

         2.4 Costs and Expenses. To the fullest extent allowable under Applicable Law, the following reasonable and customary costs and expenses ("Costs and Expenses") incurred in effecting the Demand Registrations provided for in Section 2.1 shall be paid by the Selling Stockholders: (a) registration and filing fees; (b) printing expenses; (c) expenses of complying with the securities or blue sky laws of any jurisdictions described in Section 2.3d; (d) the reasonable fees and expenses of An-Con's certified public accountants and the reasonable fees and expenses of An-Con's counsel, which counsel shall be reasonably satisfactory to Maxxim (collectively, the "Professional Fees and Expenses"), which Professional Fees and Expenses are directly related to the Demand Registrations and to the extent, and only to the extent, such Professional Fees and Expenses are in excess of the normally recurring
Professional Fees and Expenses attributable to An-Con's periodic reporting obligations under the Securities Exchange Act of 1934 ("Exchange Act"); and (e) any underwriting discounts or commissions with respect to shares of Registrable Stock of the Selling Stockholders being offered; provided, however, that all such Costs and Expenses shall be shared and borne by the Selling Stockholders, and the other stockholders of An-Con entitled to include securities in such Demand Registrations, pro rata in accordance with the number of shares which such Persons shall have included therein.

                                   ARTICLE 3
                       LIMITATIONS ON REGISTRATION RIGHTS

         3.1      [Reserved]

         3.2 Demand Registration Underwriter. Demand Registrations must be managed by a qualified underwriter; provided, however, that the proposed underwriter and the terms and conditions of the proposed underwriting arrangements, which shall be permitted, but shall not be required, to be on a "best efforts" basis, shall be reasonably satisfactory to both An-Con and Maxxim. Each Party shall reasonably cooperate with the other Party with respect to the selection and engagement of such underwriter; provided, however, that An-Con shall have no obligation to locate any such qualified underwriter.

         3.3 Timing of Demand Registrations. Maxxim or its Affiliates shall not be entitled to include their shares of Registrable Stock in a Demand Registration until immediately after the earlier to occur of: (a) six (6) months following the date of first inclusion of An-Con's Common Stock on the NASDAQ Small Cap Market, the NASDAQ National Market System or other national securities exchange; or (b) Fifteen (15) months following the date of this Agreement.

         3.4 Demand Registration Priority. With respect to the Demand Registrations, Maxxim and its Affiliates shall have the first priority right to include all of their shares of Registrable Stock in each Demand Registration; provided, however, that in the event that ART or the Stockholders are entitled and desire to include all or a portion of the shares of An-Con Common Stock in such Demand Registration in accordance with the rights provided to ART pursuant to the ART Registration Rights Agreement or the Stockholders pursuant to the Stockholders' Registration Rights Agreement, Maxxim, ART and the Stockholders shall be subject to the proration provisions set forth in Section 3.6 of this Agreement, and the corresponding provision of the ART Registration Rights Agreement and the Stockholders' Registration Rights Agreement, mutatis mutandis.

         3.5 "Piggy-back" Registration Underwriter. An-Con shall have the right, upon the prior written consent of Maxxim, which consent shall not be unreasonably withheld or delayed, to select the underwriter, if any, who shall serve as the manager for all offerings of securities under Section 2.2.

           3.6      "Piggy-back" Proration.  If:

                    a. Maxxim, ART and the Stockholders or their respective Affiliates are entitled and desire to register any Registrable Stock in a "piggyback" registration made pursuant to Section 2.2;

                    b. the offering proposed to be made is to be an underwritten offering;
                    c. Maxxim, ART and the Stockholders or their respective Affiliates and one or more other holders of An-Con securities desire to register securities in such registration; and

                    d. the managing underwriter of such offering furnishes a written opinion to Maxxim, ART and the Stockholders or their respective Affiliates that the total amount of securities to be included in such underwritten offering would exceed the maximum amount of securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current Fair Market Value of such securities and without otherwise materially and adversely affecting such offering;

then, Maxxim, ART and the Stockholders or their respective Affiliates and all other holders of An-Con securities entitled to include such securities in such registration shall be entitled to participate pro rata in accordance with the number of shares which Maxxim, ART and the Stockholders or their respective Affiliates and each such holder proposes to include in such registration.

                                    ARTICLE 4
                                 INDEMNIFICATION

         4.1 By An-Con. An-Con shall indemnify, defend and hold harmless, Maxxim and its Affiliates, and their respective directors, officers, employees, shareholders and agents, each underwriter (as defined in the Securities Act), each other Person who participates in the offering of such shares of Registrable Stock, and each other Person, if any, who controls (as defined in Section 15 of the Securities Act) any such Person or any such underwriters or participating Persons (collectively, the "Stockholder Indemnitees"), with respect to the aggregate of any and all claims, losses, costs, judgments, deficiencies, penalties, obligations, liabilities, damages, fines and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively, the "Claims"), whether or not any of the Claims result from third party claims or result from the assertion of any of the rights of Maxxim hereunder, incurred or suffered by any Stockholder Indemnitees or which any Stockholder Indemnitees may become subject to under the Securities Act or any other Applicable Law (at common law or otherwise), directly or indirectly, arising out of or relating to:

     a. in the event of any registration of any shares of Registrable Stock under the Securities Act pursuant to this Agreement, any untrue or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus under which any shares of Registrable Stock were registered, any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or any amendment or supplement thereto, provided, however, that An-Con shall not be required to indemnify, defend or hold harmless any Stockholders Indemnitees in any such case to the extent that any such Claim arises out of or relates to any such untrue or alleged untrue statement or any such omission or alleged omission made in such Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to An-Con by such Stockholder Indemnitees specifically for use therein;

     b. any breach of or default in the observance or performance of any agreement made by An-Con in this Agreement or the failure of An-Con to fulfill any other obligation which An-Con is required to perform or observe in this Agreement;
     c. any inaccuracy in any, breach of any, or false or fraudulent, representation or warranty made by An-Con in this Agreement; or

     d. the investigation or defense of any Claim which is made or brought against any Stockholder Indemnitees relating to any of the foregoing.

         4.2 By the Stockholders. Maxxim shall indemnify, defend and hold harmless, An-Con, and its Affiliates and their respective directors, officers, employees, stockholders and agents, each underwriter (as defined in the Securities Act), each other Person who participates in the offering of such shares of Registrable Stock, and each other Person, if any, who controls (as defined in Section 15 of the Securities Act) An-Con or any such underwriters or participating Persons (collectively, the "An-Con Indemnitees"), with respect to any and all Claims, whether or not any of the Claims result from third party claims or result from the assertion of any of An-Con's rights hereunder, incurred or suffered by any An-Con Indemnitee or which any An-Con Indemnitee may become subject to under the Securities Act or any other Applicable Law (at common law or otherwise), directly or indirectly, arising out of or relating to:

     a. in the event of any registration of any shares of Registrable Stock under the Securities Act pursuant to this Agreement, any untrue or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus under which any shares of Registrable Stock were registered, any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or any amendment or supplement thereto, in any such case, to the extent and only to the extent that any such Claim arises out of or relates to any such untrue or alleged untrue statement or any such omission or alleged omission made in such Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to An-Con by Maxxim or any of its Affiliates specifically for use therein. In no event shall the liability of Maxxim under this Section 4.2a exceed the net proceeds (that is, after deduction of underwriting discounts or commissions) attributable to Maxxim with respect to the sale of Maxxim shares of Registrable Stock;

     b. any breach of or default in the observance or performance of any agreement made by Maxxim in this Agreement or the failure of Maxxim to fulfill any other obligation which Maxxim is required to perform or observe in this Agreement;
     c. any inaccuracy in any, breach of any, or false or fraudulent, representation or warranty made by Maxxim in this Agreement; or

     d. the investigation or defense of any Claim which is made or brought against any An-Con Indemnitees relating to any of the foregoing.

           4.3 Rules Regarding Indemnification. The obligations and liabilities of each Party which may be subject to indemnification liability under Section
  4.1 or Section 4.2 ("Indemnifying Party") to the Stockholder Indemnitees and/or the An-Con Indemnitees, as the case may be ("Indemnified Party") shall be subject to the following terms and conditions:

                  a. Claims by Non-Parties. After receipt by an Indemnified Party of notice of the commencement of any proceeding against it by a third party which is likely to give rise to Claims of An-Con Indemnitees or Claims of Stockholder Indemnitees, as the case may be, the Indemnified Party shall give prompt written notice ("Notice of Third Party Claim") to the Indemnifying Party stating the nature of such Claim, the amount thereof and a brief description of the facts and circumstances relating thereto, to the extent known. The Notice of Third Party Claim shall contain or be accompanied by all reasonably appropriate documentation relating to the circumstances giving rise to the Claim, including, without limitation, a copy of all pleadings and other papers served, if any. The failure of an Indemnified Party to give such Notice of Third Party Claim to the Indemnifying Party or delay in giving such Notice of Third Party Claim, will not affect the validity or amount of the Claim and the indemnification obligations of the Indemnifying Party will remain in effect as to such Claim, unless such failure or delay prejudices the Indemnifying Party's defense of such Claim, in which case the Indemnifying Party will be relieved of its indemnification obligations to the extent that it has been so prejudiced. If within thirty (30) days after receiving such Notice of Third Party Claim, the Indemnifying Party advises the Indemnified Party that it will provide indemnification and assume the defense at its expense, then so long as such defense is being conducted, the Indemnified Party shall not settle or admit liability with respect to the Claim and shall provide the Indemnifying Party and defending counsel reasonable assistance in defending against the Claim. If the Indemnifying Party assumes a defense, counsel shall be selected by such Indemnifying Party, which counsel shall be reasonably acceptable to the Indemnified Party, and if the Indemnified Party then retains its own counsel, it shall do so at its own expense, and the Indemnifying Party shall have the right to settle the Claim with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. If the Indemnified Party does not receive a written notice of assumption of the defense as hereinabove provided from the Indemnifying Party within thirty (30) days after the Indemnifying Party's receipt of such Notice of Third Party Claim, the Indemnifying Party will be bound by any determination made in such proceeding or any compromise or settlement affected by the Indemnified Party, and the Indemnified Party thereafter may control the defense of such proceeding and, in its sole discretion, settle or admit liability.

                  b. Claims by a Party. The determination of a Claim asserted by one or more of the Stockholder Indemnitees or the An-Con Indemnitees, as the case may be, hereunder (other than as set forth in Section 4.3a) shall be made as follows: the Indemnified Party shall give prompt written notice to the Indemnifying Party of any Claim by the Indemnified Party which has not been made pursuant to Section 4.3a, stating the nature of such Claim, the amount thereof and a brief description of the facts and circumstances relating thereto, to the extent known. If the Indemnified Party does not receive a written objection to the notice from the Indemnifying Party within thirty (30) days after the Indemnifying Party's receipt of such notice, the Claim shall be conclusively presumed to be a liability of the Indemnifying Party in an amount equal to such Claim. If within the aforesaid thirty (30) day period the Indemnified Party shall have received written objection to the notice (which written objection shall briefly describe, the basis of the objection to the notice or the amount thereof, all in good faith), then for a period of sixty (60) days after the receipt of such objection, the Parties shall attempt to settle the disputed Claim as between the Indemnified Party and Indemnifying Party. If the Parties are unable to settle the disputed Claim, either Party may submit the dispute to arbitration as provided in Section 5.4.

         4.4 Contribution. If the indemnification provided for in this Article 4 is held by a court of competent jurisdiction or arbitrator to be unavailable to an Indemnified Person with respect to any Claim herein, or, if the Indemnified Person or Indemnifying Person seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Indemnifying Person, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person, on the one hand, and of the Indemnified Person, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such Claims as well as any other relevant equitable consideration. The relative fault of the Indemnifying Person and of the Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of the material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Person or by the Indemnified Person, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                                    ARTICLE 5
                                  MISCELLANEOUS

           5.1 Survivability. Notwithstanding anything contained herein to the contrary, all representations, warranties and agreements set forth in this Agreement shall survive and continue to bind the Parties after the execution and delivery of this Agreement, the termination or expiration of this Agreement, and any investigation conducted by either Party, to the extent and for as long as may be necessary to give effect to the rights, duties and obligations of the Parties pursuant to this Agreement, subject to any applicable statutes of limitations.

         5.2 Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflicts of laws.

         5.3 Notices. All notices required or permitted hereunder shall be in writing and shall be: (a) sent by telex or facsimile transmission (to be effective when receipt is acknowledged unless sent after 5:00 p.m. on any business day, in which event notice shall be deemed received on the next business day); (b) personally delivered; (c) sent by certified mail, return receipt requested; or (d) sent by a nationally recognized, commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid and, except as otherwise provided in Section 5.3(a), shall be deemed given when personally delivered or when placed in the possession of such mail or delivery service, and addressed to the Parties, as follows:

                  To An-Con:                An-Con Genetics, Inc.
                                            734 Wait Whitman Road
                                            Suite 207
                                            Melville, New York 11747
                                            Attn.: Andrew Makrides, President
                                            Facsimile:        (516) 421-5821

                  with a copy to:           Alfred V. Greco P.C.
                                            666 Fifth Avenue
                                            14th Floor
                                                   New York, New York 10103
                                            Attn.: Alfred V. Greco, Esq.
                                            Facsimile:        (212) 582-0176

                  To Maxxim:                Maxxim Medical, Inc.
                                            10300 49th Street North
                                            Clearwater, Florida 33762
                                            Attn: Kenneth W. Davidson, President
                                            and CEO
                                            Facsimile: (813) 561-2180

                  with a copy to:           Shumaker, Loop & Kendrick, LLP
                                            101 East Kennedy Boulevard
                                            Suite 2800
                                            Tampa, Florida 33602
                                            Attn: W. Thompson Thorn, Esq.
                                            Facsimile: (813) 229-1660

     Notice of change of address shall be given in accordance with the provisions of this Section 5.3 and shall be effective only upon receipt.

           5.4 Arbitration. Any controversy or claim arising out of or pursuant to this Agreement shall be submitted to final and binding arbitration conducted in accordance with the expedited Commercial Arbitration Rules of the American Arbitration Association ("Rules") by one (1) arbitrator appointed in accordance with this Agreement and the Rules. The seat of the arbitration shall be in Tampa, Florida. Judgment upon any award rendered in such arbitration may be entered in any court of competent jurisdiction. This Section shall not limit either Party's right to obtain any provisional or equitable remedy, including, without limitation, injunctive relief from any court of competent jurisdiction, as may be necessary in the sole judgment of such Party to protect its rights hereunder.

         5.5 Expenses. The nonprevailing Party in any arbitration or litigation hereunder shall be required to reimburse the prevailing Party for all of its reasonable costs and expenses in such arbitration or litigation, including, without limitation, attorneys' fees and costs.

         5.6 Parties Bound. This Agreement shall be binding upon and shall inure to the benefit of each Party and its respective successors and permitted assigns, subject to the restrictions against assignment provided in Section 5.9.

         5.7 Waiver. Failure by either Party to insist upon strict performance of any provision herein by the other Party shall not be deemed a waiver by such Party of its rights or remedies or a waiver by it of any subsequent default by the other Party, and no waiver shall be effective unless it is in writing and duly executed by the Party entitled to enforce the provision being waived. No representation or warranty by either Party herein shall be affected or deemed waived by reason of any investigation made by or on behalf of the other Party, including, without limitation, ally investigation made by any of the other Party's representatives or its advisors, attorneys and accountants (collectively, the "Representatives") or by reason of the fact that such other Party or any of its Representatives knew or should have known that any such representation or warranty is or may be inaccurate.

         5.8 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction or an arbitrator to be illegal or unenforceable, the Parties shall use reasonable efforts to negotiate a legal and enforceable provision reflecting the legal and economic substance of such illegal or unenforceable provision as closely as possible. The invalidity of any part of this Agreement shall not render invalid the remainder of this Agreement.

           5.9 Assignability. Neither Party shall have the right to assign any of its rights, duties or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, Maxxim, upon written notice to An-Con, shall have the right to assign its rights and obligations under this Agreement to any subsequent holder of shares of Registrable Stock which consents in writing to be bound by the terms and conditions of this Agreement. No assignment of any rights, duties or obligations under this Agreement relieves the assigning Party of primary liability for its duties or obligations under this Agreement, and as between the Parties, the assigning Party shall continue to be liable for all of its duties or obligations under this Agreement as though no assignment has been made.

           5.10 Entire Agreement. This Agreement constitutes the entire agreement by and between the Parties regarding the subject matter contained herein and supersedes all prior and contemporaneous undertakings and agreements by and between the Parties, whether written or oral, with respect to such subject matter.

           5.11 Amendment. This Agreement may not be amended except by a writing executed by both Parties. An-Con agrees not to amend, modify or supplement the ART Registration Rights Agreement or the Stockholders' Registration Rights Agreement without the prior written consent of Maxxim, which consent shall not be unreasonably withheld or delayed. If Maxxim elects, this Agreement shall be amended to include any amendments to such other agreements.

           5.12 Cooperation. Each Party agrees to take all such steps, execute and deliver such further documents and perform such acts as may be reasonably requested by the other Party in order to effectuate the purpose of this Agreement.

           5.13 Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, any of which shall be deemed an original, and all of which together shall constitute one and the same instrument, notwithstanding that both Parties are not a signatory to the original or the same counterpart.

           5.14 Headings. The headings used herein are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement.

           5.15 Cumulative Rights and Remedies. The rights and remedies of the Parties under this Agreement shall be in addition to and cumulative of, and not in lieu or exclusive of, any other rights or remedies of the Parties pursuant to this Agreement, at law or in equity, except that the arbitration remedy set forth in Section 5.4 is exclusive to the extent provided therein. The rights and remedies of either Party based upon, arising out of or otherwise in respect of, any inaccuracy in or breach of, any representation, warranty or agreement of the other Party or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other statement of facts upon which any claim for such inaccuracy or breach is based may also be the subject matter of any other representation, warranty or agreement as to which there is no inaccuracy or breach.

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


         IN WITNESS WHEREOF, the Parties have caused this Registration Rights Agreement to be signed by their duly authorized officers as of the day and year first above written.

                                    AN-CON GENETICS, INC.


                                    By:     /s/ J. Robert Saron
                                          J. Robert Saron
                                          Chief Executive Officer

                                    MAXXIM MEDICAL, INC.


                                    By:     /s/ Kenneth W. Davidson
                                          Kenneth W. Davidson
                                          Chief Executive Officer